Exhibit 10.2

EMPLOYMENT AGREEMENT

This employment agreement (this “Agreement”) is made as of the 12th day of October, 2010 by and between Integra LifeSciences Holdings Corporation, a Delaware Corporation (the “Company”) and Peter J. Arduini (“Executive”).

Background

The Company desires to employ Executive, and Executive desires to become an employee of the Company, on the terms and conditions contained in this Agreement. Executive will be substantially involved with the Company’s operations and management and will learn trade secrets and other confidential information relating to the Company and its customers; accordingly, the noncompetition covenant and other restrictive covenants contained in Section 19 of this Agreement constitute essential elements hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intended to be legally bound hereby, the parties hereto agree as follows:

Terms

1. Definitions. The following words and phrases shall have the meanings set forth below for the purposes of this Agreement (unless the context clearly indicates otherwise):

(a) “Base Salary” shall have the meaning set forth in Section 5.

(b) “Board” shall mean the Board of Directors of the Company, or any successor thereto.

(c) “Cause,” as determined by the Board in good faith, shall mean Executive has –

(i) failed to perform his stated duties in all material respects, which failure continues for 15 days after his receipt of written notice of the failure;

(ii) intentionally and materially breached any provision of this Agreement and not cured such breach (if curable) within 15 days of his receipt of written notice of the breach, provided such breach is materially and demonstrably injurious to the Company;

(iii) demonstrated his personal dishonesty in connection with his employment by the Company;

(iv) engaged in a breach of fiduciary duty in connection with his employment with the Company;

(v) engaged in willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or

(vi) been convicted or entered a plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries.

(d) A “Change in Control” of the Company shall be deemed to have occurred:

(i) if the “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than fifty percent (50%) of the combined voting power of Company Voting Securities (as herein defined) is acquired by any individual, entity or group (a “Person”), other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (for purposes of this Agreement, “Company Voting Securities” shall mean the then outstanding voting securities of the Company entitled to vote generally in the election of directors); provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this definition shall not be a Change in Control under this paragraph (i); or

(ii) if individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason during any period of at least 24 months to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) upon consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of any entity (a “Business Combination”), in each case, unless immediately following such Business Combination: (A) Company Voting Securities outstanding immediately prior to such Business Combination (or if such Company Voting Securities were converted pursuant to such Business Combination, the shares into which such Company Voting Securities were converted) (x) represent, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “Parent Corporation”) and (y) are held in substantially the same proportions after such Business Combination as they were immediately prior to such Business Combination; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(iv) upon approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Company” shall mean Integra LifeSciences Holdings Corporation and any corporation, partnership or other entity owned directly or indirectly, in whole or in part, by Integra LifeSciences Holdings Corporation.

(g) “Disability” shall mean Executive’s inability to perform his duties hereunder by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not fewer than six months.

(h) “Good Reason” shall mean:

(i) a material breach of this Agreement by the Company which is not cured by the Company within 15 days of its receipt of written notice of the breach;

(ii) the relocation by the Company of Executive’s office location to a location more than forty (40) miles from Princeton, New Jersey;

(iii) without Executive’s express written consent, the Company reduces Executive’s Base Salary or bonus opportunity, or materially reduces the aggregate fringe benefits provided to Executive or substantially alters Executive’s authority and/or title as set forth in Section 2 hereof in a manner reasonably construed to constitute a demotion, provided, Executive resigns within 90 days after the change objected to;

(iv) without Executive’s express written consent, Executive fails at any point during the one-year period following a Change in Control to hold the title and authority (as set forth in Sections 2 and 4(a) hereof) with the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) that Executive held with the Company immediately prior to the Change in Control, provided Executive resigns within one year of the Change in Control; or

(v) the Company fails to obtain the assumption of this Agreement by any successor to the Company.

(i) “Principal Executive Office” shall mean the Company’s principal office for executives, presently located at 311 Enterprise Drive, Plainsboro, New Jersey 08536.

(j) “Termination Date” shall mean the date of Executive’s “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)), as specified in the Termination Notice.

(k) “Termination Notice” shall mean a dated notice which: (i) indicates the specific termination provision in this Agreement relied upon (if any); (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Executive’s employment under such provision; (iii) specifies a Termination Date; and (iv) is given in the manner specified in Section 20(j).

2. Employment. Effective as of the Effective Date, the Company hereby employs Executive as its President and Chief Operating Officer, and Executive hereby agrees to accept such employment and agrees to render services to the Company in such capacity (or in such other capacity in the future as the Board may reasonably deem equivalent to such position) on the terms and conditions set forth in this Agreement. Executive’s primary place of employment shall be at the Principal Executive Office and Executive shall report to the Company’s Chief Executive Officer.

3. Term of Agreement. Unless earlier terminated by Executive or the Company as provided in Section 15 hereof, the term of Executive’s employment under this Agreement shall commence on November 1, 2010 (the date on which Executive commences employment hereunder, the “Effective Date”) and terminate on December 31, 2013. In the event that Executive’s employment with the Company does not commence for any reason, this Agreement shall have no force or effect and the Company shall have no obligations hereunder.

4. Duties. Executive shall:

(a) have duties, authority and responsibilities reasonably consistent with his employment hereunder and shall faithfully and diligently do and perform all such acts and duties, and furnish such services as are assigned to Executive as of the Effective Date, and (subject to Section 2) such additional acts, duties and services as the Board may assign in the future; and

(b) devote his full professional time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will faithfully and diligently further the business and interests of the Company, and shall not be employed by or participate or engage in or in any manner be a part of the management or operations of any business enterprise other than the Company without the prior consent of the Chief Executive Officer or the Board, which consent may be granted or withheld in his or its sole discretion; provided, however, that notwithstanding the foregoing, Executive may serve on civic or charitable boards or committees so long as such service does not materially interfere with Executive’s obligations pursuant to this Agreement.

5. Annual Compensation. Executive’s base salary rate shall be equal to $600,000 per annum. Executive’s base salary, as determined in accordance with this Section 5 and as may be increased from time to time, is hereinafter referred to as his “Base Salary.” Executive’s Base Salary shall be payable in periodic installments in accordance with the Company’s regular payroll practices in effect from time to time. Commencing with Executive’s Base Salary for 2012, the Base Salary shall be subject to annual review, but may not be decreased without Executive’s express written consent.

6. Signing Bonuses.

(a) Cash Signing Bonus. As soon as practical, but in no event more than thirty (30) days, following the Effective Date, the Company shall pay to Executive a cash signing bonus of $500,000.

(b) Equity Signing Bonus. On the later of November 1, 2010 or the Effective Date, the Company shall grant to Executive an award of fully vested Contract Stock (as defined in the Company’s Second Amended and Restated 2003 Equity Incentive Plan (the “Plan”)) for a number of shares of Company common stock determined by dividing $1,500,000 by the Fair Market Value (as defined in the Plan) of a share of the Company’s common stock on the date on which such Contract Stock is granted. Such Contract Stock shall be subject to the terms and conditions set forth in a Contract Stock Agreement substantially in the form attached as Exhibit A hereto (the “Contract Stock Agreement”) and the Plan, and the shares underlying such award shall be delivered to Executive in accordance with the terms of the Contract Stock Agreement.

7. Annual Bonus Opportunity.

(a) 2011 Annual Bonus. Provided that Executive remains employed by the Company through December 31, 2011, the Company shall pay Executive an annual bonus for the Company’s 2011 fiscal year (the “2011 Annual Bonus”) in an amount that is not less than 90% of Executive’s Base Salary, irrespective of whether any applicable performance objectives for such fiscal year are achieved. A portion of the 2011 Annual Bonus equal to $1,000,000 minus Executive’s Base Salary (the “2011 Cash Bonus”) shall be paid to Executive in cash no later than the last day of the applicable two and one-half month short-term deferral period with respect to such payment, within the meaning of Treasury Regulation Section 1.409A-1(b)(4). The excess of the total 2011 Annual Bonus over the 2011 Cash Bonus shall be paid to Executive in the form of an award of fully vested Contract Stock for a number of             shares of Company common stock determined by dividing such excess amount by the Fair Market Value of a share of the Company’s common stock on the date on which such Contract Stock is granted. Such Contract Stock shall be granted to Executive no later than April 2, 2012 (with the exact date of grant determined by the Company in its sole discretion) and shall be subject to the terms and conditions set forth in a Contract Stock Agreement substantially in the form attached as Exhibit A hereto and the Plan.

(b) Annual Bonus (2012 and Thereafter). Effective commencing with the Company’s 2012 fiscal year, Executive shall have the opportunity to receive an annual performance bonus in an amount targeted at 90% of Executive’s Base Salary (the “Target Bonus”), and ranging from 50% of Executive’s Base Salary (if threshold performance objectives are achieved) to a maximum of 150% of Executive’s Base Salary. The actual amount of any such annual bonus that the Company determines to pay to Executive (the “Annual Bonus”) shall be based upon the satisfaction of performance objectives established and evaluated by the Compensation Committee of the Board (the “Compensation Committee”) in its sole discretion.

(c) Form of Payment. Except as set forth in Section 7(a) above, the Compensation Committee shall, in its sole discretion, determine the extent to which the Annual Bonus shall be paid in cash and the extent to which such Annual Bonus shall be paid in the form of one or more equity-based awards (including equity-based awards settled on a deferred basis), provided that any portion of such Annual Bonus that is paid in the form of an equity-based award shall be fully vested as of the date on which such award is granted.

8. Benefit Plans. Executive shall be entitled to participate in and receive benefits under any employee benefit plan or stock-based plan of the Company in accordance with their terms, and shall be eligible for any other plans and benefits covering executives of the Company, to the extent commensurate with his then duties and responsibilities fixed by the Board. The Company shall not make any change in such plans or benefits that would adversely affect Executive’s rights thereunder, unless such change affects all, or substantially all, executive officers of the Company.

9. Equity Compensation. The parties hereby acknowledge and agree that the Company may in its discretion grant Executive equity-based compensation awards from time to time. Effective commencing with the Company’s 2011 fiscal year, Executive shall be eligible to receive a discretionary annual equity award (“Annual Equity Award”) with an aggregate target denominated value equal to $1,000,000, based upon Executive’s performance as evaluated by the Compensation Committee in its sole discretion. Any Annual Equity Award so granted shall be allocated as follows:

(a) Seventy percent (70%) of the denominated dollar value of such Annual Equity Award shall be granted in the form of Contract Stock for a number of shares of Company common stock equal to the denominated dollar value of such portion of the Annual Equity Award divided by the Fair Market Value of a share of the Company’s common stock on the date on which such Contract Stock is granted. Subject to Executive’s continued employment with the Company, such Contract Stock shall vest in equal annual installments on each of the first, second and third anniversaries of the grant date. Consistent with the foregoing, such Contract Stock shall be subject to the terms and conditions set forth in a Contract Stock/Restricted Units Agreement substantially in the form attached as Exhibit B hereto (the “Restricted Units Agreement”) and the Plan, and the shares underlying such award shall be delivered to Executive in accordance with the terms of the Restricted Units Agreement.

(b) Thirty percent (30%) of the denominated dollar value of such Annual Equity Award shall be granted in the form of a NQSO (as defined in the Plan) covering a number of             shares of Company common stock equal to the denominated dollar value of such portion of the Annual Equity Award divided by the per share grant date fair value of such NQSO, as computed by the Company in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation (or any successor accounting standard). The per share exercise price of such NQSO shall be equal to the Fair Market Value of a share of the Company’s common stock on the date on which such NQSO is granted, and, subject to Executive’s continued employment with the Company, such NQSO shall vest and become exercisable with respect to twenty-five percent (25%) of the shares subject thereto on the first anniversary of the date of grant and thereafter with respect to 1/36th of the remaining shares on the first business day of each following month. Such NQSO shall have a term of six (6) years, subject to earlier termination as set forth in the Option Agreement (as defined below). Consistent with the foregoing, such NQSO shall be subject to the terms and conditions set forth in a Non-Qualified Stock Option Agreement substantially in the form attached as Exhibit C hereto (the “Option Agreement”).

(c) S-8. The Company agrees that for so long as it is required to file reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934, it will maintain in effect a Form S-8 registration statement covering the issuance to Executive of the shares underlying Executive’s then outstanding equity-based compensation awards.

10. Vacation. Executive shall be entitled to four weeks of paid annual vacation in accordance with the policies established from time to time by the Board.

11. Relocation and Commuting Expenses.

(a) Relocation. Executive agrees to relocate his residence to the New York/New Jersey/Pennsylvania area (the “New Jersey Area”) no later than July 1, 2011. The Company will pay or reimburse Executive for the following reasonable expenses actually incurred by Executive in connection with such relocation, in a total amount not to exceed $200,000 (the “Relocation Cap”), provided that such expenses are incurred by Executive no later than December 31, 2011 in accordance with applicable Company policies:

(i) Expenses of moving Executive’s family and household goods to the New Jersey Area;

(ii) Standard closing costs on the sale of Executive’s existing home in Illinois;

(iii) Standard closing costs on Executive’s purchase of a new home in the New Jersey Area (which, for the avoidance of doubt, shall not include “points” on Executive’s new home loan);

(iv) Reasonable temporary living expenses for Executive in the New Jersey Area prior to his permanent relocation;

(v) Cost of up to two (2) house-hunting trips to the New Jersey Area for Executive and his immediate family; and

(vi) Coach airfare for up to one visit per month by Executive’s spouse while Executive is temporarily living in the New Jersey Area.

(b) Commuting. Until Executive has permanently relocated in accordance with this Section 11, the Company shall reimburse Executive or otherwise pay for Executive’s weekly round trip coach airfare in order to commute from his current location (Illinois/Wisconsin) to the New Jersey Area.

(c) Payment. Subject to Section 20(b) below, the Company shall reimburse the relocation and/or commuting expenses described in this Section 11 within thirty (30) days following Executive’s delivery to the Company of documentation evidencing such expenses.

12. Business Expenses. The Company shall reimburse Executive or otherwise pay for all reasonable expenses incurred by Executive in furtherance of or in connection with the business of the Company, including, but not limited to, automobile and traveling expenses and all reasonable entertainment expenses, subject to such reasonable documentation and other limitations as may be established by the Company.

13. Legal Fees. The Company shall reimburse Executive for up to $15,000 in legal fees and expenses actually incurred by Executive in connection with the drafting, review and negotiation of this Agreement on or prior to the Effective Date. Subject to Section 20(b) below, the Company shall reimburse such legal fees and expenses within thirty (30) days following Executive’s delivery to the Company of documentation evidencing such expenses.

14. Disability. In the event Executive incurs a Disability, Executive’s obligation to perform services under this Agreement will terminate, and the Board may terminate this Agreement upon written notice to Executive.

15. Termination.

(a) Termination without Salary Continuation. In the event that (i) Executive terminates his employment hereunder other than for Good Reason, or (ii) Executive’s employment is terminated by the Company for Cause, Executive shall have no right to compensation or other benefits pursuant to this Agreement for any period after his last day of active employment.

(b) Termination with Salary Continuation (No Change in Control). Except as provided in Section 15(c) in the event of a Change in Control, and subject to Executive and the Company executing a mutual release that is mutually agreeable (provided, however, that Executive shall not be required to execute such mutual release as a condition to the receipt of the payments and benefits described below unless the Company also executes such mutual release, and provided, further, that the Company’s release shall not release any claims relating to or arising out of the Executive’s intentional, willful or reckless misconduct, fraud, breach of fiduciary duty, or any acts or omissions by Executive that are not covered by the Company’s D&O insurance coverage or properly the subject of defense or indemnity by the Company) within 30 days following the Termination Date, in the event that Executive’s employment is terminated by the Company for a reason other than death, Disability or Cause, or Executive terminates his employment for Good Reason, then, subject to Section 15(e) below, the Company shall:

(i) pay Executive a severance amount equal to Executive’s Base Salary (determined without regard to any reduction in violation of Section 5) plus Executive’s Target Bonus, each as of his last day of active employment; the severance amount shall be paid in a single lump sum on the first business day of the month following the Termination Date;

(ii) pay to Executive, for the period ending on the earliest of (A) the first anniversary of the Termination Date, (B) the date of Executive’s full-time employment by another employer, (C) Executive’s death, or (D) the first month in which Executive does not pay to the Company the applicable monthly premium for COBRA insurance coverage under the Company’s group health plan, a monthly cash payment, payable on the first business day of each month that follows the Termination Date, in an amount equal to the Executive’s monthly premium cost for “COBRA” family health coverage under the Company’s group health plan; and

(iii) pay to Executive, for the period ending on the earliest of (A) the first anniversary of the Termination Date, (B) the date of Executive’s full-time employment by another employer, or (C) Executive’s death, a monthly cash payment, payable on the first business day of each month that follows the Termination Date, in an amount equal to the monthly premium cost that the Company would have paid on behalf of Executive to cover Executive under the Company’s life and disability insurance plans if Executive’s employment with the Company had not terminated.

(c) Termination with Salary Continuation (Change in Control). Notwithstanding anything to the contrary set forth in Section 15(b), and subject to Executive and the Company executing a mutual release that is mutually agreeable (provided, however, that Executive shall not be required to execute such mutual release as a condition to the receipt of the payments and benefits described below unless the Company also executes such mutual release, and provided, further, that the Company’s release shall not release any claims relating to or arising out of the Executive’s intentional, willful or reckless misconduct, fraud, breach of fiduciary duty, or any acts or omissions by Executive that are not covered by the Company’s D&O insurance coverage or properly the subject of defense or indemnity by the Company) within 30 days following the Termination Date, in the event that within eighteen months following a Change in Control Executive terminates his employment for Good Reason, or Executive’s employment is terminated by the Company for a reason other than death, Disability or Cause, then, subject to Section 15(e) below, the Company shall:

(i) pay Executive a severance amount equal to 2.99 times the sum of Executive’s Base Salary (determined without regard to any reduction in violation of Section 5) plus Executive’s Target Bonus, each as of his last day of active employment; the severance amount shall be paid in a single lump sum on the first business day of the month following the Termination Date;

(ii) pay to Executive, for the period ending on the earliest of (A) December 31, 2013, (B) Executive’s death, or (C) the earlier of (1) during the COBRA continuation period, the first month in which Executive does not pay to the Company the applicable monthly premium for COBRA insurance coverage under the Company’s group health plan, or (2) following the expiration of the COBRA continuation period, the first month in which Executive does not provide the Company with evidence that he is receiving health insurance coverage from another insurance provider, a monthly cash payment, payable on the first business day of each month that follows the Termination Date, in an amount equal to the Executive’s monthly premium cost for “COBRA” family health coverage under the Company’s group health plan; and

(iii) pay to Executive, for the period ending on the earliest of (A) December 31, 2013, or (B) Executive’s death, a monthly cash payment, payable on the first business day of each month that follows the Termination Date, in an amount equal to the monthly premium cost that the Company would have paid on behalf of Executive to cover Executive under the Company’s life and disability insurance plans if Executive’s employment with the Company had not terminated.

(d) Termination Notice. Except in the event of Executive’s death, a termination under this Agreement shall be effected by means of a Termination Notice.

(e) Payment Delay. Notwithstanding any provision to the contrary herein, no compensation or benefits, including without limitation any severance payments or benefits payable under this Section 15, shall be paid to Executive during the six (6)-month period following Executive’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) to the extent that the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. Any amounts delayed as a result of the previous sentence shall be paid to Executive in a lump sum within thirty (30) days after the end of such six (6) month period, and any amounts payable to Executive after the expiration of such six (6) month period under this Agreement shall continue to be paid to Executive in accordance with the terms of this Agreement. If Executive dies during such six-month period and prior to the payment of the delayed amounts hereunder, such unpaid delayed payments shall be paid to the personal representative of Executive’s estate within thirty (30) days after the date of Executive’s death. If any of the payments payable pursuant to this Section 15 are delayed due to such requirements, there shall be added to such payments interest during the delayed period at a rate, per annum, equal to the applicable federal short-term deferral rate (compounded monthly) in effect under Section 1274(d) of the Code on Executive’s Termination Date.

(f) Expiration of Employment Term. Notwithstanding anything contained herein, in no event shall the expiration of the employment term set forth in Section 3 above or the Company’s election not to renew the employment term constitute a termination of Executive’s employment by the Company without Cause.

16. Withholding. The Company shall have the right to withhold from all payments made pursuant to this Agreement any federal, state, or local taxes and such other amounts as may be required by law to be withheld from such payments.

17. Assignability. The Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any entity to which the Company may transfer all or substantially all of its assets, if in any such case said entity shall expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto. The Company may not otherwise assign this Agreement or its rights and obligations hereunder. This Agreement is personal to Executive and his rights and duties hereunder shall not be assigned except as expressly agreed to in writing by the Company.

18. Death of Executive. If Executive dies during the term of this Agreement, the Company shall pay Executive’s spouse a death benefit equal to one (1) times Executive’s Base Salary at the time of his death, which shall be paid to Executive’s spouse in a lump sum cash payment within thirty (30) days following the date of Executive’s death. In addition, the Company shall pay to Executive’s spouse and eligible dependents for the period ending on the earlier of (i) the first anniversary of Executive’s death, or (ii) the first month in which Executive’s spouse and/or eligible dependents do not pay to the Company the applicable monthly premium for COBRA insurance coverage under the Company’s group health plan, a monthly cash payment that is equal to Executive’s monthly premium cost for “COBRA” family health coverage under the Company’s group health plan. The first monthly cash payment provided for in the immediately preceding sentence shall be paid within thirty (30) days following the date of Executive’s death and each monthly payment thereafter shall be paid on the first business day of each month, commencing with the second month that follows the date of Executive’s death. Any amounts due Executive under this Agreement (not including any Base Salary not yet earned by Executive) unpaid as of the date of Executive’s death shall be paid in a single sum on the first business day of the second month following Executive’s death to Executive’s surviving spouse, or if none, to the duly appointed personal representative of his estate.

19. Restrictive Covenants.

(a) Confidentiality. Executive acknowledges a duty of confidentiality owed to the Company and shall not, at any time during or after his employment by the Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of the Company obtained or acquired by him while so employed, except as required by law. All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, Company books, records, files and know-how acquired while an employee of the Company are acknowledged to be the property of the Company and shall not be duplicated, removed from the Company’s possession or premises or made use of other than in pursuit of the Company’s business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company and, upon termination of employment for any reason, Executive shall deliver to the Company, without further demand, all copies thereof which are then in his possession or under his control. No information shall be treated as “confidential information” if it is generally available public knowledge at the time of disclosure or use by Executive.

(b) Inventions and Improvements. Executive shall promptly communicate to the Company all ideas, discoveries and inventions which are or may be useful to the Company or its business. Executive acknowledges that all such ideas, discoveries, inventions, and improvements which heretofore have been or are hereafter made, conceived, or reduced to practice by him at any time during his employment with the Company heretofore or hereafter gained by him at any time during his employment with the Company are the property of the Company, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions, and improvements to the Company for its sole use and benefit, without additional compensation. The provisions of this Section 19(b) shall apply whether such ideas, discoveries, inventions, or improvements were or are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to the Company’s business interests (including potential business interests), and whether or not within the specific realm of his duties. Executive shall, upon request of the Company, but at no expense to Executive, at any time during or after his employment with the Company, sign all instruments and documents reasonably requested by the Company and otherwise cooperate with the Company to protect its right to such ideas, discoveries, inventions, or improvements including applying for, obtaining, and enforcing patents and copyrights thereon in such countries as Company shall determine.

(c) Noncompetition. During the term of this Agreement and for a period of one (1) year following the Termination Date, Executive shall not, without the express written consent of the Company, directly or indirectly: (i) engage, anywhere within the geographical areas in which the Company is conducting business operations or providing services as of the date of Executive’s termination of employment, in the tissue engineering business (the use of implantable absorbable materials, with or without a bioactive component, to attempt to elicit a specific cellular response in order to regenerate tissue or to impede the growth of tissue or migration of cells) (the “Tissue Engineering Business”), neurosurgery business (the use of surgical instruments, implants, monitoring products or disposable products to treat the brain or central nervous system) (“Neurosurgery Business”) or in any other line of business the revenues of which constituted at least 50% of the Company’s revenues during the six (6) month period prior to the Termination Date (together with the Tissue Engineering Business and Neurosurgery Business, the “Business”); (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity engaged in the Business; (iii) seek in competition with the business of the Company to procure orders from or do business with any customer of the Company; (iv) solicit, or contact with a view to the engagement or employment by any person or entity of, any person who is an employee of the Company; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of the Company) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to the Company; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of the Company to take any action which might be disadvantageous to the Company; provided, however, that nothing herein shall prohibit Executive and his affiliates from owning, as passive investors, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged; and provided, further, following the Termination Date, that Executive shall not be prohibited from (1) making any investment in, being or becoming a partner, owner, officer, director or employee or agent of, or consultant to, or give financial or other assistance to, any business enterprise (including, without limitation, any investment or venture capital fund or investment bank) that makes or has made any investment in or that provides advisory, financing or underwriting services to any Person or entity engaged in the Business provided that Executive does not render services (whether as an employee, consultant, advisor or otherwise) to the division or portion of such person or entity engaged in the Business or (2) rendering services (including under (1) above) to an entity conducting its business operations or providing services in the Business, if such entity is diversified and Executive does not render services, directly or indirectly, to the division or portion of the entity which is conducting its business operations or providing services in the Business.

(d) Injunctive and Other Relief.

(i) Executive acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of its obligations hereunder.

(ii) Notwithstanding the equitable relief available to the Company, Executive, in the event of a breach of his covenants contained in Section 19 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to the Company until and unless Company can obtain such equitable relief. Therefore, in addition to such equitable relief, Company shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount up to the amount of all monies received by Executive as a result of said breach. If Executive should use or reveal to any other person or entity any confidential information, such use or revelation would be considered a continuing violation on a daily basis for as long as such confidential information is made use of by Executive.

(iii) If any provision of Section 19 is determined to be invalid or unenforceable by reason of its duration or scope, such duration or scope, or both, shall be deemed to be reduced to a duration or scope to the extent necessary to render such provision valid and enforceable. In such event, Executive shall negotiate in good faith to provide Company with lawful and enforceable protection that is most nearly equivalent to that found to be invalid or unenforceable.

(e) Continuing Operation. Except as specifically provided in this Section 19, the termination of Executive’s employment or of this Agreement shall have no effect on the continuing operation of this Section 19.

20. Miscellaneous.

(a) Amendment. No provision of this Agreement may be amended unless such amendment is signed by Executive and such officer as may be specifically designated by the Board to sign on the Company’s behalf.

(b) Section 409A.

(i) This Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. All payments to be made upon a termination of employment under this Agreement may only be made upon a ‘separation from service’ under Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may Executive, directly or indirectly, designate the calendar year of payment.

(ii) To the extent that any payments or reimbursements provided to Executive under this Agreement are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such payments or reimbursements shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (A) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (B) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (C) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (D) the right to reimbursement is not subject to liquidation or exchange for another benefit. If expenses are incurred in connection with litigation, any reimbursements under the Agreement shall be paid not later than the end of the calendar year following the year in which the litigation is resolved.

(c) Nature of Obligations. Nothing contained herein shall create or require the Company to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that Executive acquires a right to receive benefits from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(d) Prior Employment. Executive represents and warrants that his acceptance of employment with the Company has not breached, and the performance of his duties hereunder will not breach, any duty owed by him to any prior employer or other person. Executive further represents and warrants to the Company that (i) the performance of his obligations hereunder will not violate any agreement between him and any other person, firm, organization or other entity, (ii) he is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by him entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement, and (iii) Executive’s performance of his duties under this Agreement will not require him to, and he shall not, rely on in the performance of his duties or disclose to the Company or any other person or entity or induce the Company in any way to use or rely on any trade secret or other confidential or proprietary information or material belonging to any previous employer of Executive.

(e) Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation or this Agreement. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

(f) Recoupment. To the extent required by applicable law or any applicable securities exchange listing standards, any amounts paid or payable under this Agreement (including, without limitation, amounts paid prior to the effectiveness of such law or listing standards) shall be subject to forfeiture, repayment or recapture to the extent required by such applicable law or listing standard.

(g) Gender and Number. Whenever used in this Agreement, a masculine pronoun is deemed to include the feminine and a neuter pronoun is deemed to include both the masculine and the feminine, unless the context clearly indicates otherwise. The singular form, whenever used herein, shall mean or include the plural form where applicable.

(h) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any provision to other persons or circumstances.

(i) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors and administrators.

(j) Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered, sent by documented overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Company:

Integra LifeSciences Holdings Corporation

311 Enterprise Drive

Plainsboro, New Jersey 08536

Attn: Chief Executive Officer

With a copy to:

The Company’s General Counsel

To Executive: at Executive’s most recent address on the records of the Company

(k) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof.

(l) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the State of New Jersey.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION	EXECUTIVE
By: /s/ Stuart M. Essig	/s/ Peter J. Arduini

Its: Chief Executive Officer	Peter J. Arduini

Exhibit A

[Form for Arduini Fully Vested Contract Stock Grant]

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONTRACT STOCK AGREEMENT
Pursuant to
2003 EQUITY INCENTIVE PLAN

AGREEMENT, dated as of       , 20      , by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and Peter J. Arduini (the “Executive”).

WHEREAS, the Company and Executive have previously entered into that certain employment agreement dated as of [      ], 2010 (the “Employment Agreement”); WHEREAS, pursuant to the Employment Agreement, the Company has agreed to grant to Executive an aggregate of [      ] (      ) shares of Contract Stock in the form of fully vested units (the “Units”) representing the right to receive an equal number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), on the terms and conditions set forth herein; and

WHEREAS, the grant of Units and the issuance of Common Stock hereunder is being made under the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), the terms of which are hereby incorporated by reference and made part of this Award Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement or the 2003 Plan, as applicable, unless otherwise indicated.

2. Grant of Units. Pursuant to Section [6(b)/7(a)] of the Employment Agreement, Executive is hereby granted, as of [      ], deferred compensation in the form of [      ] (      ) fully vested Units pursuant to the terms of this Agreement and the 2003 Plan.

3. Dividend Equivalents. Executive shall be entitled to receive, with respect to all outstanding Units (as such Units may be adjusted under Section 6), dividend equivalent amounts equal to the regular quarterly cash dividend payable to holders of Common Stock (to the extent regular quarterly cash dividends are paid) as if Executive were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding Units. Such dividend equivalent amounts shall be aggregated on a quarterly basis while the Units are outstanding and paid to Executive within thirty (30) days following the first business day that occurs immediately following the 6-month period after the date of Executive’s “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations) (a “Separation from Service”). The dividend equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.

4. Payment of Units.

(a) The shares of Common Stock underlying the Units (the “Unit Shares”) shall be paid out to Executive within thirty (30) days following the first business day that occurs immediately following the 6-month period after the date of Executive’s Separation from Service.

(b) All payments of Unit Shares shall be made by the Company in the form of whole shares of Common Stock, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value (as defined in the 2003 Plan) as of the date immediately prior to such distribution.

(c) Any Unit Shares delivered shall be deposited in an account designated by Executive and maintained at a brokerage house selected by Executive. Any such Unit Shares shall be duly authorized, fully paid and non-assessable shares, listed with NASDAQ or the principal United States securities exchange on which the Common Stock is admitted to trading and, so long as the Company is required to file reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, registered on a Form S-8 registration statement maintained by the Company, if registration is requested by Executive.

(d) Except as otherwise provided in this Agreement, Executive shall not be deemed to be a holder of any Common Stock pursuant to a Unit until the date of the issuance of a certificate to him for such shares and, except as otherwise provided in this Agreement, Executive shall not have any rights to dividends or any other rights of a shareholder with respect to the shares of Common Stock covered by a Unit until such shares of Common Stock have been issued to him, which issuance shall not be unreasonably delayed.

(e) The Company shall be entitled to withhold in cash, shares or deduction from other compensation payable to the Executive any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting, distribution or payment of the Units or the Unit Shares. In satisfaction of the foregoing requirement with respect to the grant, vesting, distribution or payment of the Units or Unit Shares, to the extent permitted by Section 409A of the Code, including Treas. Reg. Section 1.409A-3(j)(4)(vi), the Company shall withhold shares of Common Stock otherwise issuable upon payment of the Units having a Fair Market Value equal to the sums required to be withheld. Subject to the following sentence, the number of shares of Common Stock which shall be so withheld in order to satisfy the Executive’s federal, state and local withholding tax liabilities with respect to the grant, vesting, distribution or payment of the Units or Unit Shares shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local tax purposes that are applicable to such supplemental taxable income. In the event that the number of shares of Common Stock having a Fair Market Value equal to the sums required to be withheld is not a whole number of shares, the number of shares so withheld shall be rounded up to the nearest whole share.

(f) Executive’s right to receive payment of any amounts under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company.

(g) After payment in accordance with this Section 4, the Unit Shares may not be sold, transferred or otherwise disposed of by Executive for a period of five days after receipt of such shares by Executive, except that no such restrictions shall apply in the case of a Change in Control (as defined in the Employment Agreement) or in the event that Unit Shares are sold or withheld in order to satisfy any obligations Executive may have with respect to any applicable tax withholding requirements on vesting or receipt of Unit Shares (including, without limitation, pursuant to Section 4(e) above).

5. Representations. The Company represents and warrants that this Agreement has been authorized by all necessary action of the Company, has been approved by the Board and is a valid and binding agreement of the Company enforceable against it in accordance with its terms and that the Unit Shares will be issued pursuant to and in accordance with the 2003 Plan, will be listed with NASDAQ or the principal United States securities exchange on which the Common Stock is admitted to trading, and will be validly issued, fully paid and non-assessable shares. The Company further represents and warrants that the grant of Units under this Agreement has been approved by the Company’s Compensation Committee, that the 2003 Plan has and will have sufficient shares available to effect the distribution of the Unit Shares.

6. Changes in the Common Stock and Adjustment of Units.

(a) In the event the outstanding shares of the Common Stock shall be changed into an increased number of shares, through a share dividend or a split-up of shares, or into a decreased number of shares, through a combination of shares, then immediately after the record date for such change, the number of Units then subject to this Agreement shall be proportionately increased, in case of such share dividend or split-up of shares, or proportionately decreased, in case of such combination of shares. In the event the Company shall issue any of its shares of stock or other securities or property (other than Common Stock which is covered by the preceding sentence), in a reclassification of the Common Stock (including without limitation any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the kind and number of Units subject to this Agreement immediately prior thereto shall be adjusted so that the Executive shall be entitled to receive the same kind and number of shares or other securities or property which the Executive would have owned or have been entitled to receive after the happening of any of the events described above, had he owned the shares of the Common Stock represented by the Units under this Agreement immediately prior to the happening of such event or any record date with respect thereto, which adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) In the event the Company shall distribute to all holders of the Common Stock evidences of its indebtedness or assets (including leveraged recapitalizations with special cash distributions, but excluding regular quarterly cash dividends), then in each case the number of Units thereafter subject to this Agreement shall be determined by multiplying the number of Units theretofore subject to this Agreement by a fraction, (i) the numerator of which shall be the then current market price per share of Common Stock (as determined in paragraph (c) below) on the record date for such distribution, and (ii) the denominator of which shall be the then current market price per share of the Common Stock less the then fair value (as mutually determined in good faith by the Board and the Executive) of the portion of the assets or evidences of indebtedness so distributed applicable to a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(c) For the purpose of any computation under paragraph (b) of this Section 6, the current market price per share of the Common Stock at any date shall be deemed to be the average of the daily Stock Prices (as defined herein) for 15 consecutive Trading Days (as defined herein) commencing 20 Trading Days before the date of such computation. “Stock Price” for each Trading Day shall be the “Fair Market Value” of the Common Stock (as defined in the 2003 Plan, as in effect on the date of this Agreement) for such Trading Day. “Trading Day” shall be each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the exchange or in the market which is the principal United States market for the Common Stock.

(d) For the purpose of this Section 6, the term “Common Stock” shall mean (i) the class of Company securities designated as the Common Stock at the date of this Agreement, or (ii) any other class of equity interest resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to the second sentence of Section 6(a) above, the Executive shall become entitled to Units representing any shares other than the Common Stock, thereafter the number of such other shares represented by a Unit shall be subject to adjustment from time to time in a manner and on the terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 6, and the provisions of this Agreement with respect to the shares of Common Stock represented by the Units shall apply on like terms to any such other shares.

(e) In case of any Change in Control, consolidation of the Company, or merger of the Company with another corporation as a result of which Common Stock is converted or modified, or in case of any sale or conveyance to another corporation of the property, assets and business of the Company as an entirety or substantially as an entirety, the Company shall modify the Units so as to provide the Executive with Units reflecting the kind and amount of shares and other securities and property (or cash, as applicable) that he would have owned or have been entitled to receive immediately after the happening of such Change in Control, consolidation, merger, sale or conveyance had his Units immediately prior to such action actually been shares and, if applicable, other securities of the Company represented by those Units. The provisions of this Section 6(e) shall similarly apply to successive consolidations, mergers, sales or conveyances.

(f) If the Company distributes rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date for the distribution, the Company shall distribute to Executive equivalent amounts of such rights or warrants as if Executive were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding Units. Such rights or warrants shall be exercisable at the same time, on the same terms and for the same price as the rights or warrants distributed to holders of the Common Stock; provided, however, that if such rights or warrants are deemed to be deferred compensation subject to the requirements of Section 409A of the Code, such rights or warrants shall be distributed to Executive in a manner that complies with such requirements.

(g) In case any event shall occur as to which the provisions of this Section 6 are not applicable but the failure to make any adjustment would not fairly protect the rights represented by the Units in accordance with the essential intent and principles of this Section 6 then, in each such case, the Company shall make an adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6, necessary to preserve, without dilution, the rights represented by the Units. The Company will promptly notify the Executive of any such proposed adjustment.

(h) Notwithstanding anything to the contrary contained herein, the provisions of Section 6 shall not apply to, and no adjustment is required to be made in respect of, any of the following: (i) the issuance of shares of Common Stock upon the exercise of any other rights, options or warrants that entitle the holder to subscribe for or purchase such shares (it being understood that the sole adjustment pursuant to this Section 6 in respect of the issuance of shares of Common Stock upon exercise of rights, options or warrants shall be made at the time of the issuance by the Company of such rights, options or warrants, or a change in the terms thereof); (ii) the issuance of shares of Common Stock to the Company’s employees, directors or consultants pursuant to bona fide benefit plans adopted by the Company’s Board; (iii) the issuance of shares of Common Stock in a bona fide public offering pursuant to a firm commitment offering; (iv) the issuance of shares of Common Stock pursuant to any dividend reinvestment or similar plan adopted by the Company’s Board to the extent that the applicable discount from the current market price for shares issued under such plan does not exceed 5%; and (v) the issuance of shares of Common Stock in any arm’s length transaction, directly or indirectly, to any party.

(i) Notwithstanding anything in this Agreement to the contrary, in the event of a spin-off by the Company to its shareholders, Executive’s participation in such spin-off with respect to the Units and the adjustment of the Units shall be determined in an appropriate and equitable manner, and it is the intention of the parties hereto that, to the extent practicable, such adjustment shall include an equity interest in the spin-off entity.

(j) In the event the parties hereto cannot agree upon an appropriate and equitable adjustment to the Units, the services of an independent investment banker mutually acceptable to Executive and the Company shall (at the sole expense of the Company) be retained to determine an appropriate and equitable adjustment, and such determination shall be binding upon the parties.

(k) Notwithstanding the foregoing, no adjustment shall be made and no action shall be taken under this Section 6 to the extent that such adjustment or action shall cause the Units to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder (to the extent applicable to the Units).

7. No Right to Employment. Nothing in this Agreement shall confer upon Executive the right to remain in employ of the Company or any subsidiary of the Company.

8. Nontransferability. This Agreement shall not be assignable or transferable by the Company (other than to successors of the Company) and this Agreement and the Units shall not be assignable or transferable by the Executive otherwise than by will or by the laws of descent and distribution, and the Units may be paid out during the lifetime of the Executive only to him. More particularly, but without limiting the generality of the foregoing, the Units may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Units contrary to the provisions of this Agreement, and any levy of any attachment or similar process upon the Units, shall be null and void and without effect.

9. Entire Agreement. This Agreement and the Employment Agreement contain all the understandings between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, basis or effect of this Agreement or otherwise.

10. Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment or modification is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

11. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To the Executive: at Executive’s most recent address on the records of the Company

To the Company:

Integra LifeSciences Holdings Corporation
311 Enterprise Drive
Plainsboro, NJ 08536
Attention: Chairman
Facsimile: 609-275-9006

(with a copy to the Company’s Chief Executive Officer and the Company’s General Counsel)

Any notice delivered personally or by courier under this Section 11 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

12. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

13. Noncontravention. The Company represents that the Company is not prevented from entering into, or performing, this Agreement by the terms of any law, order, rule or regulation, its certificate of incorporation or by-laws, or any agreement to which it is a party.

14. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or Executive’s employment to the extent necessary for the intended preservation of such rights and obligations.

15. Successors. This Agreement shall inure to the benefit of and be binding upon each successor of the Company, and upon the Executive’s beneficiaries, legal representatives or estate, as the case may be.

16. Construction. Except as would be in conflict with any specific provision herein, this Agreement is made under and subject to the provisions of the 2003 Plan as in effect on the Grant Date and, except as would conflict with the provisions of this Agreement, all of the provisions of the 2003 Plan as in effect on the Grant Date are hereby incorporated herein as provisions of this Agreement. In the event of any such conflict, the terms of this Agreement shall govern.

17. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

18. Headings. All descriptive headings of sections and paragraphs in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Section 409A of the Code. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall in all respects be administered and interpreted in accordance with Section 409A. Notwithstanding anything in the Agreement to the contrary, payment may only be made under the Agreement upon an event and in a manner permitted by Section 409A of the Code. If a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. Any payment to be made upon a termination of employment under this Agreement may only be made upon a Separation from Service. To the extent that any provision of the Agreement would cause a conflict with the requirements of Section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Contract Stock Agreement as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:
Name:
Title:

EXECUTIVE

Peter J. Arduini

Exhibit B

[Form for Arduini Annual Contract Stock Grant]

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONTRACT STOCK / RESTRICTED UNITS AGREEMENT
Pursuant to
2003 EQUITY INCENTIVE PLAN

AGREEMENT, dated as of       , 20      , by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and Peter J. Arduini (the “Executive”).

WHEREAS, the Company and Executive have previously entered into that certain employment agreement dated as of [      ], 2010 (the “Employment Agreement”);

WHEREAS, the Company maintains the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), the terms of which are hereby incorporated by reference and made part of this Agreement;

WHEREAS, the 2003 Plan provides for the award of Contract Stock on the terms and conditions set forth therein; and

WHEREAS, the Committee has determined that, as an inducement to the Executive to enter into or remain in the service of the Company, it would be to the advantage and in the best interest of the Company and its stockholders to grant to Executive an aggregate of [      ] (      ) shares of Contract Stock under the 2003 Plan in the form of restricted units (the “Units”) representing the right to receive an equal number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement or the 2003 Plan, as applicable, unless otherwise indicated.

2. Grant of Units. Executive is hereby granted, as of       , 20       (the “Grant Date”), deferred compensation in the form of [      ] (      ) Units pursuant to the terms of this Agreement and the 2003 Plan. The Executive’s right to receive the shares of Common Stock underlying the Units shall be subject to forfeiture as provided in Section 4 of this Agreement.

3. Vesting.

(a) Subject to paragraph (b) and Section 4 below, the Units shall vest in cumulative installments as follows:

(i) One-third of the Units shall vest on the first anniversary of the Grant Date;
(ii) One-third of the Units shall vest on the second anniversary of the Grant Date; and
(iii) One-third of the Units shall vest on the third anniversary of the Grant Date;

(b) One hundred percent (100%) of the then outstanding Units shall vest in the event that:

(i) Executive incurs a Termination of Service (as defined below) (1) by reason of the Executive’s “Disability” (as defined in Section 1 of the Employment Agreement), or (2) by reason of the Executive’s death; or
(ii) a “Change in Control” (as defined in the Employment Agreement) occurs prior to the Executive’s Termination of Service.

(c) For purposes of this Agreement, “Termination of Service” shall mean the time when the Executive ceases to provide services to the Company and its Related Corporations and Affiliates as an employee or Associate for any reason with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, or disability. A Termination of Service shall not include a termination where the Executive is simultaneously reemployed by, or remains employed by, or continues to provide services to, the Company and/or one or more of its Related Corporations and Affiliates or a successor entity thereto.

4. Forfeiture of Units. Immediately upon a Termination of Service for any reason other than the Executive’s death or Disability, the Executive shall forfeit any and all Units which have not vested or do not vest on or prior to such termination, and the Executive’s rights in any such Units which are not so vested shall terminate, lapse and expire (including the Executive’s right to receive the shares underlying such Units).

5. Dividend Equivalents. Executive shall be entitled to receive, with respect to all outstanding vested Units (as such Units may be adjusted under Section 8), dividend equivalent amounts equal to the regular quarterly cash dividend payable to holders of Common Stock (to the extent regular quarterly cash dividends are paid) as if Executive were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding vested Units. Such dividend equivalent amounts shall be aggregated on a quarterly basis while the Units are outstanding and paid to Executive within thirty (30) days following the first business day that occurs immediately following the 6-month period after the date of Executive’s “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations) (a “Separation from Service”). For the avoidance of doubt, such dividend equivalent amounts shall only be paid with respect to Units that are vested as of the applicable dividend payment date, and Executive shall not be entitled to receive any dividend equivalent amounts with respect to Units that are not vested as of such dividend payment date. The dividend equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.

6. Payment of Units.

(a) The shares of Common Stock underlying Units which are then vested under Section 3(a) or 3(b) (the “Unit Shares”) shall be paid out to Executive within thirty (30) days following the first business day that occurs immediately following the 6-month period after the date of Executive’s Separation from Service.

(b) All payments of Unit Shares shall be made by the Company in the form of whole shares of Common Stock, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value (as defined in the 2003 Plan) as of the date immediately prior to such distribution.

(c) Any Unit Shares delivered shall be deposited in an account designated by Executive and maintained at a brokerage house selected by Executive. Any such Unit Shares shall be duly authorized, fully paid and non-assessable shares, listed with NASDAQ or the principal United States securities exchange on which the Common Stock is admitted to trading and, so long as the Company is required to file reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, registered on a Form S-8 registration statement maintained by the Company, if registration is requested by Executive.

(d) Except as otherwise provided in this Agreement, Executive shall not be deemed to be a holder of any Common Stock pursuant to a Unit until the date of the issuance of a certificate to him for such shares and, except as otherwise provided in this Agreement, Executive shall not have any rights to dividends or any other rights of a shareholder with respect to the shares of Common Stock covered by a Unit until such shares of Common Stock have been issued to him, which issuance shall not be unreasonably delayed.

(e) The Company shall be entitled to withhold in cash, shares or deduction from other compensation payable to the Executive any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting, distribution or payment of the Units or the Unit Shares. In satisfaction of the foregoing requirement with respect to the grant, vesting, distribution or payment of the Units or Unit Shares, to the extent permitted by Section 409A of the Code, including Treas. Reg. Section 1.409A-3(j)(4)(vi), the Company shall withhold shares of Common Stock otherwise issuable upon payment of the Units having a Fair Market Value equal to the sums required to be withheld. Subject to the following sentence, the number of shares of Common Stock which shall be so withheld in order to satisfy the Executive’s federal, state and local withholding tax liabilities with respect to the grant, vesting, distribution or payment of the Units or Unit Shares shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local tax purposes that are applicable to such supplemental taxable income. In the event that the number of shares of Common Stock having a Fair Market Value equal to the sums required to be withheld is not a whole number of shares, the number of shares so withheld shall be rounded up to the nearest whole share.

(f) Executive’s right to receive payment of any amounts under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company.

(g) After payment in accordance with this Section 6, the Unit Shares may not be sold, transferred or otherwise disposed of by Executive for a period of five days after receipt of such shares by Executive, except that no such restrictions shall apply in the case of a Change in Control or in the event that Unit Shares are sold or withheld in order to satisfy any obligations Executive may have with respect to any applicable tax withholding requirements on vesting or receipt of Unit Shares (including, without limitation, pursuant to Section 6(e) above).

7. Representations. The Company represents and warrants that this Agreement has been authorized by all necessary action of the Company, has been approved by the Board and is a valid and binding agreement of the Company enforceable against it in accordance with its terms and that the Unit Shares will be issued pursuant to and in accordance with the 2003 Plan, will be listed with NASDAQ or the principal United States securities exchange on which the Common Stock is admitted to trading, and will be validly issued, fully paid and non-assessable shares. The Company further represents and warrants that the grant of Units under this Agreement has been approved by the Company’s Compensation Committee, that the 2003 Plan has and will have sufficient shares available to effect the distribution of the Unit Shares.

8. Changes in the Common Stock and Adjustment of Units.

(a) In the event the outstanding shares of the Common Stock shall be changed into an increased number of shares, through a share dividend or a split-up of shares, or into a decreased number of shares, through a combination of shares, then immediately after the record date for such change, the number of Units then subject to this Agreement shall be proportionately increased, in case of such share dividend or split-up of shares, or proportionately decreased, in case of such combination of shares. In the event the Company shall issue any of its shares of stock or other securities or property (other than Common Stock which is covered by the preceding sentence), in a reclassification of the Common Stock (including without limitation any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the kind and number of Units subject to this Agreement immediately prior thereto shall be adjusted so that the Executive shall be entitled to receive the same kind and number of shares or other securities or property which the Executive would have owned or have been entitled to receive after the happening of any of the events described above, had he owned the shares of the Common Stock represented by the Units under this Agreement immediately prior to the happening of such event or any record date with respect thereto, which adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) In the event the Company shall distribute to all holders of the Common Stock evidences of its indebtedness or assets (including leveraged recapitalizations with special cash distributions, but excluding regular quarterly cash dividends), then in each case the number of Units thereafter subject to this Agreement shall be determined by multiplying the number of Units theretofore subject to this Agreement by a fraction, (i) the numerator of which shall be the then current market price per share of Common Stock (as determined in paragraph (c) below) on the record date for such distribution, and (ii) the denominator of which shall be the then current market price per share of the Common Stock less the then fair value (as mutually determined in good faith by the Board and the Executive) of the portion of the assets or evidences of indebtedness so distributed applicable to a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(c) For the purpose of any computation under paragraph (b) of this Section 8, the current market price per share of the Common Stock at any date shall be deemed to be the average of the daily Stock Prices (as defined herein) for 15 consecutive Trading Days (as defined herein) commencing 20 Trading Days before the date of such computation. “Stock Price” for each Trading Day shall be the “Fair Market Value” of the Common Stock (as defined in the 2003 Plan, as in effect on the date of this Agreement) for such Trading Day. “Trading Day” shall be each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the exchange or in the market which is the principal United States market for the Common Stock.

(d) For the purpose of this Section 8, the term “Common Stock” shall mean (i) the class of Company securities designated as the Common Stock at the date of this Agreement, or (ii) any other class of equity interest resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to the second sentence of Section 8(a) above, the Executive shall become entitled to Units representing any shares other than the Common Stock, thereafter the number of such other shares represented by a Unit shall be subject to adjustment from time to time in a manner and on the terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 8, and the provisions of this Agreement with respect to the shares of Common Stock represented by the Units shall apply on like terms to any such other shares.

(e) In case of any Change in Control, consolidation of the Company, or merger of the Company with another corporation as a result of which Common Stock is converted or modified, or in case of any sale or conveyance to another corporation of the property, assets and business of the Company as an entirety or substantially as an entirety, the Company shall modify the Units so as to provide the Executive with Units reflecting the kind and amount of shares and other securities and property (or cash, as applicable) that he would have owned or have been entitled to receive immediately after the happening of such Change in Control, consolidation, merger, sale or conveyance had his Units immediately prior to such action actually been shares and, if applicable, other securities of the Company represented by those Units. The provisions of this Section 8(e) shall similarly apply to successive consolidations, mergers, sales or conveyances.

(f) If the Company distributes rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date for the distribution, the Company shall distribute to Executive equivalent amounts of such rights or warrants as if Executive were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding Units. Such rights or warrants shall be exercisable at the same time, on the same terms and for the same price as the rights or warrants distributed to holders of the Common Stock; provided, however, that if such rights or warrants are deemed to be deferred compensation subject to the requirements of Section 409A of the Code, such rights or warrants shall be distributed to Executive in a manner that complies with such requirements.

(g) In case any event shall occur as to which the provisions of this Section 8 are not applicable but the failure to make any adjustment would not fairly protect the rights represented by the Units in accordance with the essential intent and principles of this Section 8 then, in each such case, the Company shall make an adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 8, necessary to preserve, without dilution, the rights represented by the Units. The Company will promptly notify the Executive of any such proposed adjustment.

(h) Notwithstanding anything to the contrary contained herein, the provisions of Section 8 shall not apply to, and no adjustment is required to be made in respect of, any of the following: (i) the issuance of shares of Common Stock upon the exercise of any other rights, options or warrants that entitle the holder to subscribe for or purchase such shares (it being understood that the sole adjustment pursuant to this Section 8 in respect of the issuance of shares of Common Stock upon exercise of rights, options or warrants shall be made at the time of the issuance by the Company of such rights, options or warrants, or a change in the terms thereof); (ii) the issuance of shares of Common Stock to the Company’s employees, directors or consultants pursuant to bona fide benefit plans adopted by the Company’s Board; (iii) the issuance of shares of Common Stock in a bona fide public offering pursuant to a firm commitment offering; (iv) the issuance of shares of Common Stock pursuant to any dividend reinvestment or similar plan adopted by the Company’s Board to the extent that the applicable discount from the current market price for shares issued under such plan does not exceed 5%; and (v) the issuance of shares of Common Stock in any arm’s length transaction, directly or indirectly, to any party.

(i) Notwithstanding anything in this Agreement to the contrary, in the event of a spin-off by the Company to its shareholders, Executive’s participation in such spin-off with respect to the Units and the adjustment of the Units shall be determined in an appropriate and equitable manner, and it is the intention of the parties hereto that, to the extent practicable, such adjustment shall include an equity interest in the spin-off entity.

(j) In the event the parties hereto cannot agree upon an appropriate and equitable adjustment to the Units, the services of an independent investment banker mutually acceptable to Executive and the Company shall (at the sole expense of the Company) be retained to determine an appropriate and equitable adjustment, and such determination shall be binding upon the parties.

(k) Each additional Unit which results from adjustments made pursuant to this Section 8 or the 2003 Plan shall be subject to the same terms and conditions regarding vesting and forfeiture as the underlying Unit to which such additional Unit relates.

(l) Notwithstanding the foregoing, no adjustment shall be made and no action shall be taken under this Section 8 to the extent that such adjustment or action shall cause the Units to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder (to the extent applicable to the Units).

9. No Right to Employment. Nothing in this Agreement shall confer upon Executive the right to remain in employ of the Company or any subsidiary of the Company.

10. Nontransferability. This Agreement shall not be assignable or transferable by the Company (other than to successors of the Company) and this Agreement and the Units shall not be assignable or transferable by the Executive otherwise than by will or by the laws of descent and distribution, and the Units may be paid out during the lifetime of the Executive only to him. More particularly, but without limiting the generality of the foregoing, the Units may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Units contrary to the provisions of this Agreement, and any levy of any attachment or similar process upon the Units, shall be null and void and without effect.

11. Entire Agreement. This Agreement and the Employment Agreement contain all the understandings between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, basis or effect of this Agreement or otherwise.

12. Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment or modification is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

13. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To the Executive: at Executive’s most recent address on the records of the Company

To the Company:

Integra LifeSciences Holdings Corporation
311 Enterprise Drive
Plainsboro, NJ 08536
Attention: Chairman
Facsimile: 609-275-9006

(with a copy to the Company’s Chief Executive Officer and the Company’s General Counsel)

Any notice delivered personally or by courier under this Section 13 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

14. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

15. Noncontravention. The Company represents that the Company is not prevented from entering into, or performing, this Agreement by the terms of any law, order, rule or regulation, its certificate of incorporation or by-laws, or any agreement to which it is a party.

16. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or Executive’s employment to the extent necessary for the intended preservation of such rights and obligations.

17. Successors. This Agreement shall inure to the benefit of and be binding upon each successor of the Company, and upon the Executive’s beneficiaries, legal representatives or estate, as the case may be.

18. Construction. Except as would be in conflict with any specific provision herein, this Agreement is made under and subject to the provisions of the 2003 Plan as in effect on the Grant Date and, except as would conflict with the provisions of this Agreement, all of the provisions of the 2003 Plan as in effect on the Grant Date are hereby incorporated herein as provisions of this Agreement. In the event of any such conflict, the terms of this Agreement shall govern.

19. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

20. Headings. All descriptive headings of sections and paragraphs in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Section 409A of the Code. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall in all respects be administered and interpreted in accordance with Section 409A. Notwithstanding anything in the Agreement to the contrary, payment may only be made under the Agreement upon an event and in a manner permitted by Section 409A of the Code. If a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. Any payment to be made upon a termination of employment under this Agreement may only be made upon a Separation from Service. To the extent that any provision of the Agreement would cause a conflict with the requirements of Section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Contract Stock / Restricted Units Agreement as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:
Name:
Title:

EXECUTIVE

Peter J. Arduini

Exhibit C

Notice of Grant of Stock Options and Option Agreement	Integra LifeSciences Holdings Corporation ID: 51-0317849 311 Enterprise Drive Plainsboro, New Jersey 08536

[NAME AND ADDRESS OF GRANTEE]	Option Number:
Plan: [NAME OF PLAN] ID:

Effective [DATE OF GRANT], you have been granted a Non-Qualified Stock Option to buy        shares of Integra LifeSciences Holdings Corporation (the Company) stock at $[CLOSING PRICE OF COMMON STOCK ON DATE OF GRANT] per share.

The total option price of the shares granted is $     .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
1/4th of SHARES	On Vest Date	ONE YEAR ANNIVERSARY OF GRANT DATE	SIX YEAR ANNIVERSARY OF GRANT DATE
3/4th of SHARES	Monthly, as set forth in the Option Agreement	FOUR YEAR ANNIVERSARY OF GRANT DATE	SIX YEAR ANNIVERSARY OF GRANT DATE

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Second Amended and Restated 2003 Equity Incentive Plan and the Option Agreement, all of which are attached and made a part of this document.

Integra LifeSciences Holdings Corporation	Date

Name		Date

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
2003 EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT (together with the attached Notice of Grant of Stock Options and Option Agreement (“Notice of Grant”), the “Option Agreement”) made as of the date (the “Grant Date”) set forth in Notice of Grant, between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and the named Key Employee of the Company, a Related Corporation, or an affiliate (the “Employee”).

WHEREAS, the Company desires to afford the Employee an opportunity to purchase shares of common stock of the Company, par value $.01 per share (“Common Stock”), as hereinafter provided, in accordance with the provisions of the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan (the “Plan”)[, which can be found on Integra’s Intranet at ]. Requests for hardcopies of the “Plan” should be directed to [ ] at the Plainsboro, New Jersey Corporate Office.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to the Employee a non-qualified stock option (the “Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock as set forth in the attached Notice of Grant, subject to adjustment in accordance with Section 8 of the Plan.

2. Purchase Price. The purchase price per share of the shares of Common Stock covered by the Option shall be that set forth in the attached Notice of Grant, subject to adjustment in accordance with Section 8 of the Plan. It is the determination of the Company’s Compensation Committee (the “Committee”) that on the Grant Date the per share Option exercise price was not less than the greater of one hundred percent (100%) of the fair market value of the Common Stock, or the par value thereof.

3. Term. Unless earlier terminated pursuant to any provision of this Option Agreement, this Option shall expire on the date set forth in the attached Notice of Grant (the “Expiration Date”). Notwithstanding anything herein to the contrary, this Option shall not be exercisable after the Expiration Date.

4. Exercise of Option. This Option shall vest and become exercisable with respect to 1/4th of the shares subject hereto on the first anniversary of the Grant Date. Thereafter, this Option shall vest and become exercisable with respect to 1/36th of the remaining shares on the first business day of each following month.

Any portion of the Option that becomes exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in this Option Agreement, until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the Option as set forth in this Option Agreement.

Notwithstanding anything contained herein, no portion of the Option which has not become vested and exercisable as of the Employee’s termination of employment or in connection with Employee’s termination of employment shall thereafter become vested or exercisable.

5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised in whole or in part by written notice to the Company, at its principal office, which currently is located at 311 Enterprise Drive, Plainsboro, New Jersey 08536. Such notice shall state the election to exercise the Option, and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Employee, be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full Option price of such shares.

The Option price shall be paid to the Company: (i) in cash; (ii) in cash equivalent; (iii) in Common Stock of the Company, in accordance with Section 7.1(f)(ii) of the Plan (as in effect on the date of this Option Agreement); (iv) by delivering a properly executed notice of exercise of the Option, in accordance with Section 7.1(f)(iii) of the Plan (as in effect on the date of this Option Agreement); (v) in Common Stock of the Company issuable pursuant to the exercise of the Option or otherwise withheld in net settlement of the Option, in accordance with Section 7.1(f)(iv) of the Plan (as in effect on the date of this Option Agreement); or (v) by any combination of (i)-(v).

Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. Such certificate(s) shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Employee and if the Employee so requests in the notice exercising the Option, shall be registered in the name of the Employee and the Employee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the legal disability or death of the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and not assessable by the Company.

6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Employee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Employee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to delay the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

7. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Employee other than by will or by the laws of descent and distribution, and during the lifetime of the Employee the Option shall be exercisable only by the Employee or by his or her guardian or legal representative.

8. Termination of Employment. If the Employee’s employment with the Company and all Related Corporations is terminated for any reason other than death or disability prior to the Expiration Date, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, by the Employee at any time prior to the earlier of:

(a) The Expiration Date; or

(b) Six (6) months after such termination of employment.

9. Disability. If the Employee incurs a disability, as defined in the Plan, during his or her employment with the Company and Related Corporations and, prior to the Expiration Date, the Employee’s employment is terminated as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee in its discretion, by the Employee, or in the event of the Employee’s legal disability, by the Employee’s legal representative, at any time prior to the earlier of:

(a) The Expiration Date; or

(b) One year after the date of such termination of employment.

10. Death. If the Employee dies during his or her employment with the Company and Related Corporations and prior to the Expiration Date, or if the Employee’s employment is terminated for any reason (as described in Paragraphs 8 or 9 above) and the Employee dies following his or her termination of employment but prior to the earliest of the Expiration Date or the expiration of the period determined under Paragraph 8 or 9 above, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Employee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Employee’s death, at any time prior to the earlier of:

(a) The Expiration Date; or

(b) One year after the date of the Employee’s death

11. Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option is subject to the withholding requirements of applicable federal, state or local tax laws, the Committee, in its discretion, may permit the Employee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, to satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option (or, if later, the date on which the Employee recognizes ordinary income with respect to such exercise). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum tax withholding requirements.

12. Construction. Except as would be in conflict with any specific provision herein, this Option Agreement is made under and subject to the provisions of the Plan as in effect on the Grant Date and, except as would conflict with the provisions of this Option Agreement, all of the provisions of the Plan as in effect on the Grant Date are hereby incorporated herein as provisions of this Option Agreement. Notwithstanding the foregoing, provisions of this Option Agreement that conflict with the Plan will be given effect only to the extent they do not exceed the Committee’s discretion under the Plan.

13. Governing Law. This Non-Qualified Stock Option Agreement shall be governed by applicable federal law and otherwise by the laws of the State of Delaware.